                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  January 21, 2000
                                                         ----------------

                       Security Asset Capital Corporation

             (Exact Name of Registrant as Specified in Its Charter)


                                     Nevada

                 (State or Other Jurisdiction of Incorporation)


        000-29039                                         95-4729666
        ---------                                         ----------
(Commission File Number)                       (IRS Employer Identification No.)


            701 "B" Street, Suite 1775, San Diego, California 92101
            -------------------------------------------------------
            (Address of Principal Executive Offices)     (Zip Code)

                                 (619) 232-9950

              (Registrant's Telephone Number, Including Area Code)


                           UNIVERSAL VIEW CORPORATION

                         270 N. Canon Drive, Suite 203
                        Beverly Hills, California 90210

         (Former Name or Former Address, if Changed Since Last Report)




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
ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Pursuant to a Stock Acquisition and Reorganization Agreement (the "Acquisition Agreement") effective April 4, 2000, Security Asset Capital Corporation, a Nevada corporation (the "Company"), acquired one hundred percent (100%) of all the outstanding shares of voting securities (Common Stock) of Universal View Corporation, a Nevada corporation ("Universal"), from Danilo Cacciamatta, Gary Bryant and Suzanne Kerr Bryant, together representing all of the shareholders of issued and outstanding common stock of Universal, for $125,000 and an aggregate of 400,000 shares of common stock of the Company (the "Acquisition").

The Acquisition was approved by the unanimous consent of the Board of Directors of Universal and the Company on April 4, 2000. The Acquisition is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("IRC").

Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission (the "Commission"), the Company elected to become the successor issuer to Universal for reporting purposes under the Securities Exchange Act of 1934 (the "Act") and elects to report under the Act effective April 4, 2000.

As of the effective date of the Acquisition Agreement, Universal shall assume the name of the Company. The Company's officers and directors will become the officers and directors of Universal. As of the Effective Date, Mr. Cacciamatta shall have resigned as an officer and director of Universal.

No subsequent changes in the officers, directors and five percent shareholders of the Company are presently known. The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by the Company) at April 4, 2000 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, excluding Cede & Company, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.


                              NAME OF             SHARES OF
    TITLE OF CLASS        BENEFICIAL OWNER       COMMON STOCK     PERCENT OF CLASS(h)
    --------------        ----------------       ------------     -------------------
   Common             Cede & Company(a)           2,342,310             21.56%

                      Darrell Musick(b)           1,750,000             16.11%

                      David R. Walton(c)          1,100,000             10.13%

                      Kenneth Braid(d)             800,000               7.36%

                      David S. Walton              450,000               4.14%

                      Richard Gartrell             350,000               3.22%

                      Daniel Dallenbach(e)         250,000               2.30%

                      Daniel R. Smith(f)           250,000               2.30%

                      Michael Huffman(g)           200,000               1.84%

                      Daniel J. Hill                50,000               0.46%
     DIRECTORS AND
     OFFICERS AS A
         GROUP                                    5,200,000             47.87%


(a) Cede & Company is a holding company for private investors. Cede & Company does not hold any shares of the Company's Common Stock for the benefit of any of the Company's officers or directors.

(b) Mr. Musick and his wife, Marie A. Musick, are the beneficial owners of Tonda Corporation, a Nevada corporation, that owns 1,400,000 shares of the Company's Common Stock. Although Mr. Musick does not beneficially own more than the shares listed, his son, Daniel Warren Musick, owns 883 shares, his mother, Esther G. Musick, owns 333 shares, and his wife, Marie A. Musick, owns 333 additional shares.


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
(c) Mr. David R. Walton is the beneficial owner of Jade Corporation, a Nevada corporation, that owns 1,000,000 shares of the Company's Common Stock. Although Mr. Walton does not beneficially own more than the shares listed, his brother, Jeffrey Walton, owns 333 shares, his sister, Christina Walton, owns 333 shares, and his mother, Julianne Teichmann, owns 60,000 shares.

(d) Mr. Braid was the Company's past Chief Financial Officer. He is the beneficial owner of Woody Enterprises, Inc., a Nevada corporation, that owns 800,000 shares of the Company's Common Stock.

(e) Mr. Dallenbach is the beneficial owner of the Dallenbach Family Limited Partnership, a Nevada limited partnership, that owns 250,000 shares of the Company's Common Stock.

(f) Mr. Smith is the beneficial owner of the Security Capital Limited Partnership, a Nevada limited partnership, that owns 250,000 shares of the Company's Common Stock.

(g) Mr. Huffman is the beneficial owner of Power Ventures Ltd., a Nevada corporation, that owns 200,000 shares of the Company's Common Stock.

(h)     Assumes no exercise of outstanding Options and Warrants.

The following is a biographical summary of the directors and officers of the
Company:

DAVID R. WALTON, ESQ., 51, has been the Co-Chairman of the Board and Chief Executive Officer of the Company since 1993. From 1987 until 1993, Mr. Walton was Executive Vice President of El Dorado Asset Management, a financial services firm, and President of Desert Financial Services, Inc., a company that developed over 3,000 condominiums in California. Mr. Walton received his bachelor's degree from United States International University and Juris Doctorate from California Western School of Law.

DARRELL MUSICK, 64, has been the Co-Chairman of the Board and President of the Company since 1993. Since 1997, Mr. Musick has been on the Board of Directors of the Debt Buyers Association, and maintains direct relationships with credit grantors from the credit card, financing, banking and commercial industries. Previously, Mr. Musick was Regional Manager of Fedmart, now known as Costco, where he worked from 1958 through 1964. From 1964 to 1982, he was General Manager of Crocker Capital Corporation, an investment company. Mr. Musick received his bachelor's degree from San Diego State University.

DANIEL J. HILL, 47, has been a Director of the Company since 1998. Mr. Hill has over 20 years management experience in the high technology electronics business. From 1992 until 1995, Mr. Hill was the Chief Executive Officer of Micro Component Technology, Inc. (MCTI). Since 1995, Mr. Hill has been the Executive Director, Semiconductor Industry at PriceWaterhouseCoopers. From 1980 until 1992, Mr. Hill was Vice President and Division General Manager of National Semiconductor, where he was responsible for over 6,000 employees. Mr. Hill is an industry speaker and publisher in the semi-conductor field. He has served on 20 different boards of directors of technology companies in eight countries.

RICHARD GARTRELL, CPA, 53, has been the Chief Financial Officer and a Director of the Company since 1999. Mr. Gartrell was a Senior Tax Accountant at Arthur Andersen & Co from 1974 until 1978. He became a Certified Public Accountant in the State of Colorado in 1975. From 1981 until 1989, Mr. Gartrell was the Corporate Vice President of Operations and Finance of the Bill L. Walters Company, Inc., with responsibilities including financial reporting and management of 110 diverse entities. From 1991 and 1998, Mr. Gartrell was an independent consultant to various companies in the real estate, investment, banking and online business. Mr. Gartrell is a recognized expert in the preparation and implementation of project feasibility plans, marketing, financial controls, loan negotiations and joint venture structuring. Mr. Gartrell has worked extensively as a forensic accountant in civil and family law litigation and has been qualified in the California court system as an expert witness in real estate, finance, and accounting. Mr. Gartrell received his bachelor's degree from Colorado State University.

DAVID S. WALTON, 71, has been the Secretary, Treasurer and a Director of the Company since 1996. Mr. Walton is David R. Walton's father. Mr. David S. Walton has substantial experience in internal controls and auditing. Mr. Walton was President of Transeastern Commodities, Inc., as well as the internal auditor and a consultant for James Copley of the Copley newspaper chain. Additionally, Mr. Walton consulted for the Loomis Armored Car and Courier Services, the James White Oil Company, and the Eleventh Naval Headquarters in San Diego. Mr. Walton is the founder and an owner of the San Diego Athletic Club. Mr. Walton received his bachelor's degree from the University of Southern California.


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
DANIEL J. DALLENBACH, 45, has been a Director of the Company since 1999. Mr. Dallenbach provides the Company with 22 years of real estate experience, specializing in acquisition, sales, rehabilitation and management of commercial and residential properties. Mr. Dallenbach was a co-founder of the Four D Corporation (now Security Asset Properties) which has acquired 35 residential properties since 1993. Mr. Dallenbach has been a Licensed California Real Estate Broker since 1978 and is a member of the National Association of Realtors and the California Apartment Owners Association.

DANIEL R. SMITH, 46, has been a Director of the Company since 1999. Mr. Smith was a co-founder of the Four D Corporation and has been a licensed real estate broker in the State of California since 1978 and a member of the California Board of Realtors since 1980. He is presently a member of the Navajo Planning Board, a member of the Grantville Community Improvement Association, and a member of the Dehesa Valley School Foundation. In 1997, San Diego Mayor Susan Golding and the San Diego City Council appointed Mr. Smith to serve as a member of the Zoning Appeals Board of San Diego.

MICHAEL HUFFMAN, 48, has been a Director of the Company since 1999. Mr. Huffman is an experienced computer developer and is actively involved in the usage of various Internet technologies in the financial services industry. Mr. Huffman is the Managing Director of the Company's wholly-owned subsidiary, TheDebtTrader.com, Inc., an online secondary debt warehouse.

The Directors named above will serve until the next annual meeting of the shareholders of the Company in the year 2001. Directors will be elected for one-year terms at each annual shareholder's meeting. Officers hold their positions at the appointment of the Board of Directors.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Acquisition Agreement the Company acquired one hundred percent (100%) all of the issued and outstanding shares of voting securities (Common Stock) of Universal from Danilo Cacciamatta, Gary Bryant and Suzanne Kerr Bryant, together representing all of the shareholders of issued and outstanding Common Stock of Universal, for $125,000 and an aggregate of 400,000 shares of Common Stock of the Company. In evaluating the Acquisition, Universal used criteria such as the value of the Company's debt portfolio assets, business relationships, goodwill, the Company's ability to compete in the e-commerce and technology, full motion direct on-line video industries, the asset acquisition and liquidation marketplace, the real estate industry, the unique nature of the Company's structure, the Company's current and anticipated business operations, and the Company's business name and reputation in the debt buying industry. No material relationship exists between the selling shareholders of Universal or any of its affiliates, any director or officer, or any associate of any such director or officer of Universal and the Company. The consideration exchanged pursuant to the Acquisition Agreement was negotiated between Universal and the Company at arm's-length. The consideration paid derived from the Company's cash on hand and treasury stock.


THE COMPANY. The Company was founded on September 22, 1993 to build, through acquisition and development, a team of vertically integrated companies structured to achieve maximum economic advantage within the asset liquidation industry. The asset liquidation industry is one of the fastest growing and most lucrative arenas in American business today. Profits are earned in the industry through the purchase of portfolios of both performing and non-performing loans or assets, at low prices, and either collected at a high rate of return or sold at the wholesale or retail level for immediate profits. Overall, management estimates that current inventories available from financial institutions are approximately above Six Trillion Dollars on their principal, face amount.

The Company has established itself over the past six years within the financial community as a reputable portfolio purchaser. Management has created direct relationships with most of the large and medium size financial institutions. The Company communicates with over approximately 400 different institutional sellers of credit card loan portfolios on a monthly basis. The Company is presently in negotiations with several large credit unions and financial institutions to have exclusive contracts to purchase their charged off credit card accounts on a monthly flow forward basis. Forward flow contracts are contractual agreements to purchase the financial institutions charged off receivables every month at a fixed price.

The main purpose of the Company is to target debt assets for acquisition, acquire those debt assets at the best possible price with funds generated by the Company's fund raising efforts and internal capital. Then, with the services of its strategically aligned collection firms, (i) collect the receivables, (ii) restructure the debt assets into performing portfolios and resell them at a substantial profit, or (iii) repackage the non-performing accounts and sell them to the wholesale or retail markets for substantial present value profits.

The Company focuses its services on the major profit centers of the industry that it believes it knows best, the asset liquidation industry. The services are rendered through wholly owned subsidiaries and strategic alliances as identified and discussed below.


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
THE SECURITY ASSET COMPANIES

        BROADBAND TECHNOLOGIES, INC. is a wholly-owned subsidiary of the Company dedicated to bringing full-screen, on-demand video to consumers via the Internet. Just as companies rely on express mail services to rapidly deliver packages, business will soon rely on service providers to store and deliver video content. Some industries that will benefit from the ability to cast video content directly to consumers include:

    -   Movie and Pay Television
    -   Video Rental
    -   High-End Product Sales
    -   Corporate Advertising
    -   Infomercials
    -   Travel and Real Estate
    -   Auction Centers
    -   Corporate Training

The mission of Broadband Technologies, Inc. is to be an industry leader of multimedia storage and delivery. The ultimate goals of Broadband Technologies, Inc. are to service existing industries that would benefit from casting video to their clients, to bring video on demand to the home through an alliance with an established service provider, and to become the industry leader in multimedia storage and delivery.

Broadband has thoroughly examined four industry roadblocks that currently impede the delivery of full-motion, on-demand video to the consumer. They are:

        1. THE HIGH COST OF POWER. In recent years, the power and speed of home computing has increased exponentially, while the cost of personal computers has dropped dramatically. Today's personal computer is capable of showing full-length motion pictures on DVD, and as more consumers acquire this exciting technology Broadband Technology Inc.'s opportunities to bring video content to the masses grows even more. Broadband Technologies, Inc.'s ultimate objective is to deliver stored video content effectively to a consumer base via standard personal computer platforms without the need for additional hardware.

        2. BANDWIDTH. Delivering dense content video over the Internet has long been a problem. However, the introduction of cable and DSL computer linkups to the marketplace has lessened the problem associated with bandwidth. Cable and other telecommunications companies continue to expand their services and drop their rates for both homes and businesses. During the next years, this expansion of Internet speed and bandwidth will continue to provide the broadband highways required to deliver content-rich information. Broadband Technologies, Inc. desires to be at the forefront of exploiting these technology advances as they continue to increase their presence in homes and businesses.

        3. SERVER TECHNOLOGY. Video requires delivery that can match the necessary frame rates that display movies seamlessly. The dense content, high frame rates and increased client demand, create a challenge for the operation of the current Internet server technology, which continues to gain power rapidly. Broadband Technology Inc.'s scaled architectural approach could exploit the power of these servers and allows us to grow as demand grows.

        4. STORAGE. A major problem surrounding on-demand video delivery is storage. As the quality of video increases almost on a daily basis, the required storage requirements grow with it. We view solving this problem as a unique challenge and a significant business opportunity. We believe Broadband Technologies, Inc.'s patent-pending approach to storing media in multiple locations, while at the same time addressing it from a central site, is the cornerstone of effective warehousing of dense video content.

The challenge of bringing on-demand video to the consumer hinges mainly on the storage of dense video content. Broadband Technology Inc.'s data warehousing methods, combined with currently available technology, could allow us to scale infinitely for the inventory demands of the future. Broadband Technologies, Inc. has filed five patent applications, all of which have been granted a patent pending status. These applications cover the key proprietary features of the video delivery system. The following is a summary of these five patent applications:

        1. DISTRIBUTION NETWORK. This patent utilizes a very complex and specific "Intranet" network configuration. It allows for complete redundancy of the information contained within the network and contemplates "fail-proof" communications.

        2. HARDWARE AND SOFTWARE CONFIGURATIONS. The configuration of hardware and software that the system employs in its viewing centers is both specific and very unique. This combination of software provided allows for the proper functionality of all hardware components.


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
        3. DUAL MPEG STREAMING. This patent pertains to the heart of the system. It protects the actual process of delivering MPEG video streams. In addition, it may implement the only method known to date for allowing a single processor to stream two different MPEG files simultaneously.

        4. GRAPHICAL USER INTERFACE. Under this patent, the "look and feel" of the system is protected. The graphical user interface ("GUI") is created by a unique combination of display device drivers, file types and formats, that creates an environment extremely intricate in delivery, yet very intuitive and user friendly.

        5. DESIGN. This patent protects design and engineering of the "viewing center."

We anticipate that the bulk of revenue will come from storage and delivery fees, as these will be our primary services. Companies wishing to deliver "infomercials" or training videos, as well as those that store product content in video format, constitute our prospective industrial market. We foresee industries such as real estate, education, travel and tourism all depending upon technology and services, like those that Broadband Technologies, Inc. intends to provide, for their success.

Consumers who want to watch movies on-demand and pay "per-view" fees comprise the private market. We operate under the assumption that the movie-watching consumer does not want to browse the Internet on their television, nor does the average person want to watch full-length feature films on their PC. We believe that consumers would, however, purchase or subscribe to an Internet service via their television if they could watch movies on demand.

Broadband Technologies, Inc.'s short term objectives are to improve its existing technologies through investment in qualified technical personnel. Hiring of highly trained research and development staff to implement the capabilities of the video delivery technology is imperative to our success.

        THEDEBTTRADER.COM is a wholly-owned Nevada limited liability company formed January 21, 2000 that trades charged-off debt portfolios and notes over the Internet. Previously known to the asset liquidation industry as The Note and Paper Trader.com, this innovative web site is an industry-recognized forum for information and debt portfolio exchange. Over $40 million of debt was sold through this site in 1999, its first year of operation. TheDebtTrader.Com made history in February 2000 by hosting the debt trading industry's first online chat session. Revenues are earned from service fees arising out of the online sale of portfolios and notes.

TheDebtTrader.Com is a free-market exchange for debt buyers and sellers. By incorporating much of Broadband Technologies, Inc.'s expertise, the Company is situated to play an integral role within the soon-to-be formed "Debt Registry," an accreditation service presently in formation for the listing of debt portfolios to be sold by many of the nation's largest financial institutions.

        SECURITY ASSET MANAGEMENT, INC. is a wholly-owned California subsidiary corporation. This company was founded in 1993 to manage debt receivable portfolios, to buy and sell these portfolios at the wholesale and retail level, and to joint venture portfolio acquisitions with accredited investors. Its revenues come from management and service fees arising out of these activities.

This company attempts to target portfolios for acquisition, acquire them at the best possible price, and aid in the collection of receivables. The company and its joint venture partners fund all purchases. Security Asset Management, Inc. then restructures the assets into performing portfolios and resells them at a substantial profit at a wholesale or retail level.

        SECURITY ASSET PROPERTIES, INC. is a wholly-owned Nevada subsidiary corporation. This company was previously known as the "Four D Corporation." Founded in 1993, Security Asset Properties, Inc. purchases cash-flowing multifamily residential rental properties in San Diego and currently owns and manages more than 20 such properties. The Company plans to expand its capital base through exchanges and acquisitions to later convert this property portfolio into a real estate investment trust (REIT). Revenues are earned from income-producing rental properties and equity upon sale of the properties. Security Asset Properties, Inc. has an experienced management team and creates an ongoing profit center for the Company.

        THE COMPANY'S BUSINESS CONCEPT. The Company's purchasing process is designed to accomplish two major goals. The first goal is to purchase a highly collectable portfolio directly from the credit grantors (financial institutions), either on a private treaty or forward flow basis which is suitable for our own collection needs. Second, the portfolio must be of sufficient size and quality to be attractive to the secondary market (resale value). The Company reviews potential portfolio purchases with this dual purpose in mind. Revenues are derived from the purchase, collection and sale of non-performing assets sold by banks and other financial companies.

Purchasing at a direct level allows the Company to accomplish its pricing goals by buying at the best possible price for its own use and, at the same time, leaving room to sell certain portions in the secondary marketplace for a more rapid profit. By purchasing at cents on the dollar directly from the original credit grantor, the Company positions itself to make significant profits on re-sales. There are few companies in this


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
industry that are able to buy "right" and be in control of its own destiny. We believe this factor alone gives the Company a great advantage over our competitors.

In order to assemble a potentially profitable portfolio, it is necessary to determine an appropriate bid versus asking price for each debt portfolio package through the systematic analysis of the underlying loans. The analyses undertaken include attempts to ascertain the status of bankruptcies, judgments and litigation, the amount of debtors' assets present, and the potential for short-term capital returns versus long-term profitability. The Company and its collectors maintain databases which track hundreds of leading indicators including short interest ratios, price cycles, free credit balances, pricing patterns, and money supply growth, among other factors.

Once a loan portfolio has been acquired, the Company, in association with its Arizona-based collections partner, Regency Credit ("Regency"), forms teams of "Asset Managers" to undertake the arduous process of negotiating with the debtors. Typically, this includes a reduction in the principal amount due by the debtor in exchange for a cash settlement, or an opportunity to restructure the debt with lesser, ongoing payments in a "Rewrite Loan Program." Collectors are provided with a minimum settlement amounts, or percentages, which they are allowed to accept and giving them room to play with the figures, but not enough room to play with the profits. If the debt is to be reshaped into a Rewrite Loan, it is turned over to Regency's loan department where forms are completed and the ultimate amount of the refinancing is determined. Once these loans are considered to be of "performing" status (usually around six months), they will be packaged and resold as performing portfolios for a larger profit.

During the period in which the Company retains ownership of the loan portfolios, it will also begin servicing these accounts. This includes collection of the loan payments. Regency holds responsibility for this servicing. However, in the event of a sale, responsibility will be shared jointly between Regency and the Company.

SALES AND MARKETING. The Company's staff continuously solicits business by pursuing leads from existing relationships with financial institutions, industry colleagues, affiliates, and promotional materials. Our officers regularly attend industry seminars and conferences to promote the Company, secure business leads, and strengthen existing relationships. The Company's recent purchase of its Internet trading company, TheDebtTrader.Com, promises to stimulate a booming secondary debt trading industry and to provide an expanding brokerage profit center for the Company.

MARKET. In the early 1990s, certain banks, financial institutions, and credit card issuers changed their approach in the management of their charged off consumer receivable portfolios. These creditors began to sell a portion of their charged off consumer receivable portfolios to certain delinquent debt recovery firms and investment groups in lieu of third party placements. The practice gained general acceptance from the major credit card issuers such that in 1997, approximately 62 percent of the $31.29 billion dollars in charged off credit card receivables were sold to a growing buyer market. This growth was largely fueled by the availability of funds to finance the purchases of the charged off credit card portfolios. Sources of such funds primarily came from investment banks, insurance companies, and retirement fund managers who began to accept the historical data and collection experience of certain accounts receivable servicers as sufficient to establish the estimated collectible value embedded in charged off credit card portfolios. Accordingly, charged off credit card portfolios were regarded as acceptable collateral for asset-backed securities. In 1995, the first of many private securitizations of charged off credit card receivables was consummated. Through September 1998, over approximately $1 billion of relatively high yielding investment grade and non-investment grade bonds have been sold in private securitizations to fund purchases of charged off credit card receivable portfolios.

According to nilsonreport.com, "The value of all types of charged-off debt purchases in 1999 totaled $39.05 billion, of which 78 percent ($30.31 billion) was from credit cards. This year, the value of total debt purchases is expected to reach $54.13 billion, of which 75 percent ($40.60 billion) will be from credit cards." The present trend of the financial institutions originating the credit card accounts that later become non-performing accounts is to either outsource their collection effort or remove the non-performing accounts from their balance sheets through bulk sales of portfolios of non-performing consumer loan accounts. The secondary market for charged-off credit card portfolios has expanded as a result of the significant growth in delinquent credit card portfolios at major financial institutions and the increasing tendency for financial institutions to sell their portfolios of non-performing consumer loans to asset recovery specialists. Receivable debt portfolios are then purchased at a discount from the aggregate principal value often at pennies on the dollar. The financial institutions selling the portfolios can do so by auction or through privately negotiated direct sales with reputable purchasers. Some institutions are using "forward flow" contracts that provide for a single buyer of its receivables over a period of time.

In February 1994, the Company began purchasing charged off credit card debt for its own account. However, our management realized that the benefits associated with purchasing and owning charged off credit card portfolios come with significant risks. Charged off credit card portfolios, by their nature, are exposed to liquidation risks. Consumer factors, as well as loan underwriting and/or account data related factors, generally cause such risks. Consumer related risk factors include, among other things, the consumers' deteriorating economic condition caused by an unprecedented life event (e.g. divorce, illness, death, and job loss), the consumers' inability to manage fiscal responsibilities, or the consumers contemptuous attitude towards credit. Underwriting risks could be inherent in, among other things, the credit issuer's general underwriting policies as driven by certain market penetration strategies. Data or account information risks are primarily caused by the quality of the credit issuer's or its agents' servicing operations.


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
In general, the availability of current and historic account information could increase the probability of economically liquidating a portfolio's estimated collectible value ("ECV").

The economic benefit of owning such portfolios therefore relies heavily on a buyer's ability to properly quantify the remaining ECV in a charge off portfolio and to profitably acquire such ECV. The Company has utilized its and its strategic allies' extensive experience, vast knowledge base and access to pools of data on delinquent consumer debt, to identify and segment the quantitative and qualitative attributes of an account or debtor that are most relevant to a successful recovery of a delinquent debt. These attributes are weighed according to their degree of significance and convened into a pricing matrix. This matrix is used to estimate the price that the Company would be willing to pay for a portfolio based on the ECV. Based on historical data, the Company has been able to maintain an ECV to price ratio of approximately 5.88 to 1 on its most seasoned portfolios (i.e. portfolios purchased in February 1994).

The Company regards its and its strategic allies' pools of purchased portfolios as a database which could include consumers who are in various stages of reestablishing their credit. The Company's process basically allows the sorting of potentially good borrowers from the pool of bad borrowers. The process then allows the conversion of the accounts of potentially good borrowers, which have not been settled in cash, to be transferred into a new installment contract that would be more conducive towards the consumer's current financial position. The goal is to find the least burdensome way for the consumer to be able to make consistent payments on its obligation until full settlement. The Company believes that the pools of accounts created by this process will be the primary source for the assets sold in future securitizations. The Company also realizes the importance of the consumer data accumulated on the performing loans; such data could prove beneficial if and when the Company decides to expand its services to this select pool of paying customers.

Management believes that the Company is one of the pioneers of the debt collection industry. It has developed strong relationships with key financial institutions from which it is a frequent buyer. The Company enjoys a preferred buyer status among many selling financial institutions. These relationships offer the Company the regular opportunity to be invited to bid on the best portfolios.

As today's society becomes more and more dependent on technology to do business, the Company intends to pursue the incorporation of the latest technologies into its methods of operation. Management believes that only companies who anticipate new market realities will be positioned at the forefront of emerging Internet industries. Over the last century, civilization has witnessed rapid distribution and acceptance of communications technologies such as telephones, fax machines, and constantly evolving computer technology. The impact of these developments has led to dramatic changes in the way the information is exchanged. These changes have two things in common: each successive technology comes faster than its predecessor; and, each new breakthrough comes out of developments that preceded it. Technology advances, combined with population growth, have led to massive market expansion in all forms of broadcast media. The personal computer is rapidly becoming the vehicle of choice for delivery of all forms of media. Through the acquisition of TheDebtTrader.Com, the Company has ensured a presence on the World Wide Web and expanded it marketing and sales efforts to an international level. The acquisition of Broadband Technologies, Inc. represents a quantum leap by the Company into the cutting edge of communications through the Internet.

COMPETITION. The competition for purchasing receivable debt portfolios is high and is expected to intensify. The Company experiences competition in acquiring receivable debt portfolios, including from purchasers with substantially greater resources than the Company. The Company competes with a wide range of third-party collection companies and other financial services companies, which may have substantially greater personnel and financial resources than the Company. In addition, certain of its competitors may have signed "forward flow" contracts pursuant to which certain financial institutions have agreed to transfer receivable debt in the future, which could restrict those financing institutions from selling portfolios to the Company. The Company seeks to compete with these companies on the basis of its superior relationships with key personnel in the industry and its reputation for quality and trust. Moody's reports that the charge off rate in January 2000 (i.e., the amount of bad loans written off as uncollectible, as an annualized percentage of total loans) was
5.60 percent, a drop from 6.00 percent in January 1999. This represents the 23rd consecutive month of improvement, compared with the year-earlier periods. The Company believes that an improved payment record translates into a greater ability for the consumer to pay off debts. As the consumer's ability to pay improves, the Company expects the return on receivable debt to improve. Therefore, the return on portfolios is anticipated to improve, which would make the competition for purchasing portfolios even greater. Our competitors include companies such as Asset Funding, Charge-Off Clearinghouse, First Teleservices and ADA Business Credit Corp who were the top four purchasers of charged-off debt portfolios for resale.

The Registrant intends to continue the use of its assets without change after the Acquisition.

MANAGEMENT COMPENSATION. The following table sets forth the annualized base salary that we have paid to David R. Walton, our Chief Executive Officer. All other compensation for our executives or directors has not exceeded $100,000 on an annualized basis. We reimburse our officers and directors for any reasonable out-of-pocket expenses incurred on our behalf.

                           SUMMARY COMPENSATION TABLE


                                                            LONG-TERM COMPENSATION
                                                          -------------------------
                               ANNUAL COMPENSATION         RESTRICTED    SECURITIES
NAME AND PRINCIPAL            ---------------------          STOCK       UNDERLYING
     POSITION                  YEAR      SALARY ($)       AWARDS(a)(b)   OPTIONS(c)
     --------                 -----      ----------       ------------   ----------
David R. Walton                1997            0              0                  0
Chief Executive Officer and    1998            0              0            $18,000
Co-Chairman of the Board       1999       48,000              0                  0


(a) Mr. Walton is the sole shareholder of Jade Corporation, a Nevada corporation, that owns 1,000,000 shares of the Company's Common Stock. 900,000 of the shares were issued on July 24, 1995. The additional 100,000 shares were issued on February 21, 1997. These shares are unrestricted.

(b)     No dividends will be paid on the restricted stock reported.

(c) Mr. Walton owns an option to purchase 225,000 shares of the Company at $.08 per share expiring on December 4, 2008.

RISK FACTORS

        LIMITED OPERATING HISTORY: Although the Company was founded in 1993, its subsidiary, Broadband Technologies, Inc., is newly-organized, in its initial stages of development, and lacks a substantial prior operating history. Broadband Technologies, Inc.'s prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in early stages of development, particularly companies in new and rapidly evolving markets such as the delivery of video over the Internet. Such risks include, but are not limited to, an evolving and unproven business model and the management of growth. To address these risks, the Company must, among other things, maintain and significantly increase its customer base, implement and successfully execute its business and marketing strategy, continue to develop and upgrade its technology, provide superior customer service, respond to competitive developments, and attract, retain and motivate qualified personnel. There is no assurance that the Company's business strategy will be successful, or that additional capital will not be required to continue business operations.

As of April 4, 2000, the Company had limited working capital. The Company has limited material tangible assets. To date, Broadband Technologies, Inc. has not created any revenues and, as a result of the signification expenditures that the Company plans to make in sales and marketing, research and development and general and administrative activities over the near term, the Company expects that Broadband Technologies, Inc. will continue to incur significant operating losses and negative cash flows from operations on both a quarterly and annual basis for the foreseeable future. For these and other reasons, there can be no assurance that the Company or Broadband Technologies, Inc. will ever achieve or be able to sustain profitability.

        DEPENDENCE ON KEY MANAGEMENT. The Company is highly dependent on the services of David R. Walton, Chief Executive Officer, Darrell Musick, President, and the Daniel J. Hill, Chairman of the Board Of Directors of Broadband Technologies, Inc., and Bernard Tyler, Chief Technical Advisor of Broadband Technologies, Inc. The loss of their services could have a materially adverse impact on the Company. The Company does not currently maintain any key-man life insurance policy with respect to any of these key management personnel.

        POSSIBLE DIFFICULTY IN RAISING ADDITIONAL EQUITY CAPITAL. There is no assurance that the Company will be able to raise equity capital in an amount which is sufficient to continue operations. In the event the Company requires financing, the Company will seek such financing through bank borrowing, debt or equity financing, corporate partnerships or otherwise. There can be no assurance that such financing will be available to the Company on acceptable terms, if at all. The Company does not presently have a credit line available with any lending institution. Any additional equity financing may involve the sale of additional shares of the Company's Common Stock or Preferred Stock on terms that have not yet been established.

        RISKS OF RAPID GROWTH. The Company anticipates a period of rapid growth, which may place strains upon the Company's management and operational resources. The Company's ability to manage growth effectively will require the Company to integrate successfully its business and administrative operations into one dynamic management structure.

        POSSIBLE ISSUANCE OF ADDITIONAL SHARES. The Company has authorized 25,000,000 shares of Common Stock. The Company presently has outstanding 10,861,000 shares of Common Stock, the only class of stock of the Company for which shares have been previously issued. As of the Effective Date, the Company will have authorized, but un-issued, 14,139,000 shares of Common Stock which are available for future issuance. The Company may issue shares of Common Stock beyond those already issued for cash, services, or as further employee incentives. To the extent that additional shares of Common Stock or Preferred Stock are issued, the percentage of the Company's issued and outstanding shares of stock shall be increased and the issuance may cause dilution in the book value per share.

        DIVIDENDS NOT LIKELY. No dividends on the Company's Common Stock have been declared or paid by the Company to date. The Company does not presently intend to pay dividends on shares for the foreseeable future, but intends to retain all earnings, if any, for use in the Company's business. There can be no assurance that dividends will ever be paid on the Common Stock of the Company.

        RECEIVABLES MAY NOT BE COLLECTIBLE. The Company purchases, collects and manages previously defaulted consumer receivables generated by consumer credit card and other consumer credit transactions. These are obligations that the individual consumer has failed to pay when due. We purchase the receivables from credit grantors, including banks, finance companies, and other service providers. Substantially all of the receivables consist of account balances that the credit grantor has deemed uncollectable and has charged off from its balance sheet. Before we purchase the receivables, the credit grantors generally make numerous attempts to collect on the defaulted accounts. Credit grantors typically use their in-house collection departments, as well as third-party collection agencies to attempt to collect on the overdue payments. We purchase the receivables at a significant discount to the amount the customer owes. We believe we can successfully obtain recoveries on the receivables in amounts in excess of the amount we pay for the receivables. Despite this belief, actual recoveries on the receivables may vary as the result of a variety of factors within and beyond our control and may be less than the amount we expect to recover. We cannot assure the timing or amounts to be collected on our receivables.

        POSSIBLE SHORTAGE OF RECEIVABLES FOR PURCHASE. The Company's success depends on the continued availability of receivables that meet our requirements. The availability of portfolios of receivables for purchase at favorable prices depends on a number of factors outside of our control, including the continuation of the current growth trend in consumer debt and competitive factors affecting potential purchasers and sellers of portfolios of receivables. Any slowing of the consumer debt growth trend could result in less credit being extended by credit grantors. Consequently, fewer receivables could be available at prices that we find attractive. If new competitors enter our business, our access to additional receivables may become limited. In addition, if our competitors raise the prices they are willing to pay for portfolios of receivables above those we wish to pay, we may be unable to buy receivables at prices consistent with our historic return targets.

        RISKS ASSOCIATED WITH NEW PRODUCTS AND NEW MARKETS. The market for Internet video services is characterized by rapid technological changes, changing customer requirements, frequent service and product enhancements and introductions, and emerging industry standards. The introduction of services or products embodying new technologies and the emergence of new industry standards can render existing services or products obsolete and unmarketable. The Company's and Broadband Technologies, Inc.'s future success will depend, in part, on its ability to develop and use new technologies, respond to technological advances, enhance its existing services and products and, develop new services and products on a timely and cost-effective basis. There can be no assurance that the Company will be successful in effectively developing or using new technologies, responding to technological advances or developing, introducing or marketing service and product enhancements or new services and products. In addition, the Company may enter into new markets in connection with enhancing its existing services and products and developing new services and products. There can be no assurance that the Company will be successful in pursuing new opportunities or will compete successfully in any new markets. There can be no assurance that a market for Internet video delivery services will develop or that any such market, if developed, will offer significant revenue opportunities for specialized video delivery service providers such as the Company. The Company's customers have only limited experience, if any, with Internet video as a marketing, advertisement and entertainment medium, and neither its customers nor their advertising agencies have devoted a significant portion of their budgets to using Internet video. In order for the Company to generate revenues, Web site owners, advertisers and entertainment companies must direct a portion of their budgets to Internet-based content delivery, marketing and advertising that incorporate video. If not, the Company's business, prospects, financial condition and results of operations from Broadband Technologies, Inc. would be materially adversely affected.

        SUBSTANTIAL COMPETITION. A number of the Company's competitors have significantly greater financial, technical, administrative, manufacturing, marketing and other resources than the Company. Some of the our competitors also offer a wider range of services and products than us and have greater name recognition and more extensive customer bases than we do. These competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements than we can and may be able to undertake more extensive promotional activities, offer more attractive terms to customers and adopt more aggressive pricing policies than we can. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products. We expect that new competitors or alliances among competitors will emerge and may acquire significant market share.

The general financial success of companies within the debt collection and Internet industries over the past several years has strengthened existing competitors. We believe that such success will continue to attract new competitors to these industries, such as software development companies, insurance companies, providers of online financial and information services and others. While it is not possible to predict the type and extent of competitive services that other firms ultimately may offer or whether regulatory or legislative barriers will be repealed or modified, firms such as the Company may be adversely affected by such competition.

The bases of competition in markets for video delivery include transmission speed, reliability of service, ease of access price/performance, ease-of-use, content quality, quality of presentation, timeliness of content, customer support, brand recognition, number of end-users directed to client Web sites, data reporting and operating experience. Broadband Technologies, Inc. must overcome significant barriers to entry into the video delivery market as a result of its limited operation history and relatively untested operating system on the market. Many of the Broadband Technologies, Inc.'s competitors have substantially greater financial, technical, managerial and marketing resources, longer operating histories, greater name recognition more established relationships with customers and content providers. Such competitors may be able to devote more resources to developing Internet services or online content than Broadband Technologies, Inc. Our ability to achieve and maintain a leadership position in the Internet video delivery market will depend, among other things, on the Broadband Technologies, Inc.'s ability to provide high-speed, high-quality video over the Internet, which cannot be assured. There can be no assurance that the Company or Broadband Technologies, Inc. will be able to compete effectively with current or future competitors or that the competitive pressures faced by the Company or Broadband Technologies, Inc. will not have a material adverse effect on the Company's or Broadband Technologies, Inc.'s business, financial condition and operating results.

     DEPENDENCE ON COMPUTER SYSTEMS. The Company and Broadband Technologies, Inc. operate through a variety of electronic mediums, including the Internet, automated touch-tone telephones, and personal computers. These methods are heavily dependent on the integrity of the electronic systems supporting them. Extraordinary user volumes could cause the Company's computer systems to operate at an unacceptably low speed or even fail. Any significant degradation or failure of the Company's computer systems or any other systems (e.g. online service providers, record keeping and data processing functions performed by third parties and third-party software, such as Internet browsers) could cause customers to suffer delays in receiving services. Such delays could cause substantial losses for customers and could subject the Company or Broadband Technologies, Inc. to claims from customers for losses, including litigation claiming fraud or negligence. There can be no assurance that the Company's or Broadband Technologies, Inc's network structure will operate appropriately in the event of a computer systems failure or that, in the event of a tornado, fire or any other natural disaster, power or telecommunications failure, act of god or war, the Company or Broadband Technologies, Inc. will be able to prevent an extended computer systems failure. Any computer systems' failure that causes interruptions in the Company's or Broadband Technologies, Inc.'s operations could have a material adverse effect on the Company's or Broadband Technologies, Inc.'s business, financial condition and operating results.

     DEPENDENCE ON INCREASED USAGE AND STABILITY OF THE INTERNET. Critical issues regarding the stability of the Internet's infrastructure remain unresolved. The rapid rise in the number of Internet users and increased transmission of audio, video, graphical and other multimedia content over the Web has placed increasing strains on the Internet's communications and transmission infrastructures. Continuation of such trends could lead to significant deterioration in transmission speeds and reliability of the Internet and could reduce the usage of the Internet by businesses and individuals. Any failure of the Internet to support the ever-increasing number of users due to inadequate infrastructure, or otherwise, could materially and adversely affect the acceptance of the Company's products and services which would, in turn, materially and adversely affect the Company's business, prospects, financial condition and results of operations.


     RISKS ASSOCIATED WITH STRATEGIC ACQUISITIONS AND RELATIONSHIPS. The Company has pursued and may in the future pursue strategic acquisitions of complimentary businesses and technologies. Acquisitions entail numerous risks, including difficulties in the assimilation of acquired operations and products, diversion of management's attention to other business concerns, amortization of acquired intangible assets, and potential loss of key employees of acquired companies. To date, the Company has experienced favorable results in connection with its strategic acquisitions. Nevertheless, there can be no assurance that the Company will be able to integrate successfully any operations, personnel, services or products that might be acquired in the future or that any acquisition will enhance the Company's business, financial condition or operating results. The Company also has established a number of strategic relationships with debt collectors. The Company's strategic relationships have been entered into only recently and there can be no assurance that any such relationships will be maintained, and that if such relationships are maintained, they will be successful.

     DEPENDENCE ON INTELLECTUAL PROPERTY RIGHTS; LACK OF REGISTRATION THEREOF. The Company's and Broadband Technologies, Inc.'s success and ability to compete are dependent to a significant degree on its proprietary technology. The Company and Broadband Technologies, Inc. regard their technology as proprietary and attempt to protect it with patents, copyrights, trademarks, trade secret laws, restrictions on disclosure and other methods. The Company and Broadband Technologies, Inc. rely primarily on state and federal copyright, trade secret and trademark common law to protect their proprietary technology. The Company and Broadband Technologies, Inc. have several unregistered trademarks and various unregistered copyrights. Broadband Technologies, Inc. has patents pending with respect to its technology. There can be no assurance that any patent will issue from these applications or that, if issued, any claims allowed will be sufficiently broad to protect the technology. In addition, there can be no assurance that any patent will not be challenged, invalidated or circumvented, or that any rights granted thereunder would provide proprietary protection. It is the Company's and Broadband Technologies, Inc.'s policy to enter into confidentiality and non-competition agreements with their associates and generally to control access to and distribution of its proprietary technology. Notwithstanding the precautions taken by the Company and Broadband Technologies, Inc. to protect their intellectual property rights, it is possible that third parties may copy or otherwise obtain and use the Company's and Broadband Technologies, Inc.'s proprietary technology without authorization or otherwise infringe on the Company's and Broadband Technologies, Inc.'s proprietary rights. It is also possible that third parties may independently develop technologies similar to those of the Company or Broadband Technologies, Inc. Policing unauthorized use of the Company's or Broadband Technologies, Inc.'s intellectual property rights may be difficult, particularly because it is difficult to control the ultimate destination or security of information transmitted over the Internet. The Company and Broadband Technologies, Inc. believe that due to the rapid pace of technological innovation for Internet products and services, the Company's and Broadband Technologies, Inc.'s ability to establish and maintain a position of technology leadership in the industry depends more on the skills of its development personnel than upon the legal protections afforded its existing technology. In addition, the laws of foreign countries may afford inadequate protection of intellectual property rights.

         GOVERNMENT REGULATION. The Company is not a credit card issuer. Even so, certain of its operations may be affected by laws and regulations applicable to credit card issuers . The relationship of a customer and a creditor is extensively regulated by federal and state consumer protection and related laws and regulations. Significant laws include the Fair Debt Collection Practices Act ("FDCPA"), Federal Truth-In-Lending Act, Fair Credit Billing Act, as well as applicable comparable statutes in the states in which customers reside or in which the financing institutions who originated the credit account are located. Failure to comply with applicable federal and state laws and regulations could have a material adverse effect on the Company. Applicable laws and regulations may limit the Company's ability to collect amounts owing with respect to receivables, regardless of any act or omission on the part of the Company. No assurance can be given that any indemnities received from the financial institutions who originated the credit account will be adequate to protect the Company from losses on the receivables or liabilities to customers. Any new laws or rulings that may be adopted, and existing consumer protection laws may adversely affect the Company's ability to collect the receivables. In addition, the failure of the Company and its affiliates to comply with such requirements could adversely affect the Company's ability to enforce the receivables and result in liability.

The Company has carefully structured its corporate operations and business activities in a manner which, to the degree possible, avoids the application of United States or state securities laws. The securities industry in the United States is subject to extensive regulation under both federal and state laws. In addition, the SEC, the NASD, various stock exchanges, and other regulatory bodies, such as state securities commissions, require strict compliance with their rules and regulations. As a matter of public policy, regulatory bodies are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets, and not with protecting the interests of the Company's stockholders. Persons functioning as broker-dealers are subject to regulations covering all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of customers' funds and securities, capital structure, record keeping and the conduct of directors, officers and employees. Failure to comply with any of these laws, rules or regulations could result in censure, fine, the issuance of cease-and-desist orders, or the barring, suspension or expulsion of a broker-dealer or any of its officers or employees, any of which could have a material adverse effect on the Company's business, financial condition and operating results.

The Company conducts a significant portion of its business through the Internet and other electronic mediums and intends to expand its use of such mediums. To date, the use of the Internet has been relatively free from regulatory restraints. The SEC and certain states, however, are beginning to address the regulatory issues that may arise in connection with the use of the Internet. Accordingly, new regulations or interpretations probably will be adopted that constrain the Company's ability to transact business through the Internet or other electronic mediums. Any additional regulation of the Company's use of electronic mediums could render its business or operations more costly, less efficient, or even impossible.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

No court or governmental agency has assumed jurisdiction over any substantial part of the Company's business or assets.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

There has been no change in accountants.

ITEM 5. OTHER EVENTS

SUCCESSOR ISSUER ELECTION. Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the Company elected to become the successor issuer to Universal View Corporation for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective April 4, 2000.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

No directors have resigned due to a disagreement with the Company since the date of the last annual meeting of shareholders.

ITEM 7. FINANCIAL STATEMENTS

No financials are filed herewith. The financial statements required to be filed by the Registrant no later than 60 days after the date that this Current Report on Form 8-K is filed will be filed by amendment and are incorporated herein by reference.

ITEM 8. CHANGE IN FISCAL YEAR

There has been no change in the Company's fiscal year.

Index to Exhibits


2.1     Stock Acquisition and Reorganization Agreement by and among Security
        Asset Capital Corporation and Universal View Corporation, dated April 4,
        2000.

3.1     Articles of Incorporation of Security Asset Capital Corporation, as amended.

3.2     By-Laws of Security Asset Capital Corporation.

17.1    Resignation Letter of DANILO CACCIAMATTA.

*27.1.  Financial Data Schedule.

-----

*To be filed by amendment


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Security Asset Capital Corporation,
                                     a Nevada corporation




DATED:  April 4, 2000                /s/ DAVID R. WALTON
                                     ------------------------------------------
                                     David R. Walton, Chief Executive Officer